                                                                    EXHIBIT 10.1
                            DISTRIBUTION AGREEMENT


THIS DISTRIBUTION AGREEMENT (the "Agreement") is effective as of April 6, 1998, and is by and between:

     (a) ATL Ultrasound, Inc., a corporation of the State of Washington doing business as Advanced Technology Laboratories, having a place of business at 22100 Bothell-Everett Highway, Bothell, Washington 98041-3003 ("ATL"), and

     (b) SonoSight, Inc., a corporation of the State of Washington, having a place of business at North Creek Parkway, Bothell, Washington 98011 ("SONO").


WHEREAS, SONO is a wholly-owned subsidiary of ATL, engaged in the business of developing, manufacturing, marketing, selling, and maintaining highly portable hand carried ultrasonic imaging devices.

WHEREAS, the Board of Directors of ATL has determined that it is appropriate and desirable to separate SONO from ATL by distributing all of the issued and outstanding shares of SONO common stock, $.01 par value per share (the "SONO Common Stock"), to the holders of ATL common stock, $.01 par value per share (the "ATL Common Stock").

WHEREAS, ATL and SONO desire to establish the principal corporate transactions required to effect the distribution, certain other agreements governing matters relating to the distribution, and the relationship between ATL and SONO following the distribution.

NOW, THEREFORE, in consideration of the terms and conditions in this Agreement, the parties agree as follows:

                                I.  DEFINITIONS

1.0. Definitions.  As used in this Agreement, the following terms shall have the
     -----------
following meanings which shall be applicable equally to both the singular and the plural forms of the terms defined:

     (a) "Affiliate" with respect to any specified person, shall mean a person that, directly or indirectly, controls, is controlled by, or is under common control with the specified person; however, for the purposes of this Agreement, SONO and ATL shall not be deemed to be Affiliates of one another.

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     (b) "Agent" shall mean the First Chicago Trust Company of New York, the distribution agent appointed by the parties to distribute the SONO Common Stock in connection with the Distribution.


     (c) "Distribution" shall mean the distribution as a dividend of SONO Common Stock to the holders of ATL Common Stock as provided in this Agreement.

     (d) "Distribution Date" shall mean the effective date of the Distribution as determined by the Board of Directors of ATL, which is contemplated to be April 6, 1998.

     (e) "Record Date" shall mean the record date for the Distribution as determined by the Board of Directors of ATL, which is contemplated to be March 30, 1998.

     (f) "Related Agreements" shall mean any and all agreements entered into by and between ATL and SONO pursuant to this Agreement or in connection with the Distribution, and shall include the Employee Benefits Agreement, each and every Service Agreement, the Technology Transfer and License Agreement, and the OEM Supply Agreement.

     (g) "SONO Business" shall mean the business of developing, manufacturing, marketing, selling, and maintaining highly portable hand carried ultrasonic imaging devices, and any other business or operation conducted by SONO or any Affiliate of SONO at any time on or after the Distribution Date.

     (h) "SONO Employee" shall mean any employee of ATL who is assigned by ATL to the SONO Business on the day immediately prior to the Distribution Date including, but not limited to, those who are on leave of absence, or any disability leave as of the Distribution Date.

                       II.  PRE-DISTRIBUTION TRANSACTIONS

2.0. SONO Actions.  Prior to the Distribution Date, SONO shall take all
     -----------
necessary corporate actions to undertake the transactions contemplated in this Agreement or in any Related Agreement, including the authorization of a sufficient number of shares of SONO Common Stock necessary to effect the Distribution, and to effect any adjustments to outstanding options to acquire ATL Common Stock to reflect the Distribution.

2.1. ATL Actions.  In its capacity as the sole shareholder of SONO, and prior to
     -----------
the Distribution Date, ATL shall cooperate with SONO to approve or ratify any corporate actions that are necessary or desirable to be taken by SONO to accomplish the transactions contemplated by this Agreement or any Related

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Agreement in a manner consistent with their terms, including the election or appointment of directors and officers of SONO to serve in such capacities following the Distribution Date, and the approval of the SONO stock-based compensation or other plans, agreements, and other arrangements.

2.2. Securities Law Actions.  Prior to the Distribution Date:
     ----------------------

     (a) ATL and SONO will prepare and file with the Securities and Exchange Commission (the "Commission") the General Form For Registration of Securities on Form 10, including the Information Statement (collectively, the "Form 10"), setting forth disclosures concerning SONO, the Distribution, and any other appropriate matters. In addition, ATL and SONO will prepare and file with the Commission any other forms or other documents, if any, required for the registration of the shares of SONO Common Stock pursuant to the SONO stock-based compensation plans. ATL and SONO shall use reasonable efforts to cause the Form 10 and any other forms to become effective as soon as practicable after filing. ATL shall mail the Information Statement to holders of ATL Common Stock as of the Record Date.

     (b) SONO will prepare and file, and will use its best efforts to have approved an application for listing of the SONO Common Stock on the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market System.

2.3. Capital Contribution.  On the Distribution Date, ATL will contribute to the
     --------------------
capital of SONO all of the cumulative net advances made by ATL to SONO prior to the Distribution Date. In addition, ATL will contribute to the capital of SONO
(a) the amount of Eighteen Million Dollars in cash on the Distribution Date, and
(b) the amount of Twelve Million Dollars in cash on January 15, 1999.

2.4. Transfer of Assets.  As at the Distribution Date, ATL will transfer,
     ------------------
assign, and convey to SONO all of ATL's right, title, and interest to the SONO property and equipment which is identified and recorded in the fixed asset ledger of ATL as of the Distribution Date. SONO will be responsible for the purchase of any other assets including, but not limited to, any assets required by SONO to establish a production or manufacturing capability for the SONO Business.

Following the Distribution Date and if required by SONO, the parties shall execute any additional documentation necessary to vest in SONO the title to the assets transferred to SONO in connection with the Distribution.

2.5. DISCLAIMER.  SONO UNDERSTANDS AND AGREES THAT ATL IS NOT IN THIS AGREEMENT
     ----------
OR IN ANY RELATED AGREEMENT MAKING ANY REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO THE SUFFICIENCY OR THE ADEQUACY OF THE CAPITAL CONTRIBUTION


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MADE TO SONO, OR THE SUFFICIENCY OR THE ADEQUACY OF THE ASSETS TRANSFERRED TO
SONO, INCLUDING THEIR SUFFICIENCY OR ADEQUACY FOR THE OPERATION OF SONOVIS FOLLOWING THE DISTRIBUTION DATE, OR THE NEED FOR SONO TO OBTAIN ADDITIONAL CAPITAL OR ADDITIONAL ASSETS FOLLOWING THE DISTRIBUTION DATE. THE PROPERTY AND EQUIPMENT SHALL BE TRANSFERRED, ASSIGNED, AND CONVEYED TO SONO "AS-IS" WITHOUT ANY WARRANTIES OF ANY KIND INCLUDING, BUT NOT LIMITED TO, THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                III.  THE DISTRIBUTION AND RELATED TRANSACTIONS

3.0. ATL Board Action.  The Board of Directors of ATL in their sole discretion
     ----------------
shall establish the Record Date, the Distribution Date, and any procedures necessary or appropriate to effect the Distribution; however, the Distribution shall not occur prior to the time that the following conditions have been satisfied or waived by the Board of Directors of ATL:

     (a) any approvals and consents necessary to consummate the Distribution will have been obtained, and will be in full force and effect;

     (b) no order, injunction, or decree issued by any court or agency of competent jurisdiction, or other legal restraint or prohibition preventing the consummation of the Distribution will be in effect, and no other event will have occurred or failed to occur that prevents the consummation of the Distribution;

     (c) the Form 10 and any other applicable forms submitted to the Commission in connection with the Distribution will have been declared effective by the Commission; and,


     (d) no other events or developments shall have occurred prior to the Distribution Date of this Agreement that, in the reasonable judgment of ATL's Board of Directors, would result in the Distribution having a material adverse effect on ATL or its shareholders.

The satisfaction of the conditions in this Section will not create any obligation on the part of ATL, or on the part of any other person to effect or to seek to effect the Distribution, or in any way limit ATL's right to terminate this Agreement or the Distribution.

3.1. The Distribution.  On or prior to the Distribution Date, ATL will deliver
     ----------------
to the Agent, for the benefit of the holders of record of ATL Common Stock at the close of business on the Record Date, stock certificate(s) representing in the aggregate (and rounded down to the nearest whole share) the number of shares


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of SONO Common Stock representing one share of SONO Common Stock for every three shares of ATL Common Stock outstanding on the Record Date.

ATL shall instruct the Agent to distribute (in book entry form, and as promptly as practicable following the Distribution Date) to the holders of record of ATL Common Stock at the close of business on the Record Date, one share of SONO Common Stock for every three shares of ATL Common Stock, and cash in lieu of fractional shares of SONO Common Stock in the amount as determined by the provisions in Section 3.2. All of the shares of SONO Common Stock issued in the Distribution will be fully paid, nonassessable, and free of preemptive rights.


3.2. Fractional Shares. No certificates or scrip representing fractional shares
     -----------------
of SONO Common Stock will be issued as a part of the Distribution. Each holder of ATL Common Stock who would otherwise be entitled to receive a fractional share of SONO Common Stock pursuant to the Distribution will receive cash for the fractional share. ATL shall instruct the Agent (a) to determine the number of fractional shares of SONO Common Stock allocable to each holder of ATL Common Stock at the close of business on the Record Date; (b) to aggregate all such fractional shares into whole shares; (c) to sell the whole shares thus obtained in the open market at then-prevailing prices on behalf of ATL shareholders who would otherwise be entitled to receive fractional share interests; and (d) to distribute to each ATL shareholder the shareholder's ratable share of the net proceeds of the sales. In selling the whole shares, the Agent shall in its sole discretion determine when, how, through which broker-dealers and at what prices to make the sales, provided that no sales shall be made through a broker-dealer that is an Affiliate of SONO.

No certificates or scrip representing fractional shares of either ATL Common Stock or SONO Common Stock, and no cash in lieu of fractional shares of either ATL Common Stock or SONO Common Stock will be distributed in connection with any adjustments to any options to acquire ATL Common Stock to reflect the Distribution. Fractional shares, if any, shall be rounded down to the nearest whole share.

3.3. Service Agreements.  On or prior to the Distribution Date, the parties
     ------------------
shall execute multiple Service Agreements (each in form and content shown in Attachment A) under which ATL will provide to SONO certain services described in the Service Agreements for limited periods of time following the Distribution Date. Separate Service Agreements will be executed by the parties for each group of services required by SONO, which may include financial services, human resource services, engineering services, information services, facilities services, regulatory services, and such other services as agreed by the parties. All services shall be provided by ATL in accordance with the terms in the respective Service Agreements.

3.4. Technology Transfer and License Agreement.  On or prior to the Distribution
     -----------------------------------------
Date, the parties shall execute the Technology Transfer and License Agreement shown in Attachment B.

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3.5. Employee Benefit Agreement.  On or prior to the Distribution Date, the
     --------------------------
parties shall execute the Employee Benefits Agreement shown in Attachment C.

3.6. OEM Supply Agreement.  On or prior to the Distribution Date, the parties
     --------------------
shall execute the OEM Supply Agreement in form substantially as shown in Attachment D.

3.7. Further Assurances.  Following the Distribution Date, if any further
     ------------------
actions are necessary or desirable to carry out the purposes of this Agreement, the parties shall take all such actions, including the execution of any documents necessary to consummate the transactions contemplated by this Agreement.

                         IV.  POST-DISTRIBUTION MATTERS

4.0. Qualification as Tax-Free Distribution.  After the Distribution Date,
     --------------------------------------
neither ATL nor SONO will take or allow any of their respective Affiliates to take any action which could reasonably be expected to prevent the Distribution from qualifying as a tax-free distribution within the meaning of Section 355 of the Internal Revenue Code of 1986, as amended (the "Code").

After the Distribution Date, SONO will not and will not allow any Affiliate of SONO to take any action or enter into any transaction which could reasonably be expected to materially adversely impact the anticipated tax consequences to ATL of any transaction contemplated by this Agreement; however, nothing in this Section shall prohibit SONO from taking any action, or entering into any transaction in the ordinary course of business in connection with the settlement of any audit issue, or in connection with the filing of any tax return.

After the Distribution Date, ATL will not and will not allow any Affiliate of ATL to take any action or enter into any transaction which could reasonably be expected to materially adversely impact the anticipated tax consequences to SONO of any transaction contemplated by this Agreement; however, nothing in this Section shall prohibit ATL from taking any action, or entering into any transaction in the ordinary course of business in connection with the settlement of any audit issue, or in connection with the filing of any tax return.

Each party represents to the other party that it has no present intention to do or to take any action prohibited by the provisions of this Section.

4.1. Remedy. If the Distribution does not qualify as a tax-free distribution
     ------
under Section 355 of the Code through no action or inaction on the part of either of the parties, ATL will bear eighty-five percent of any subsequent corporate level tax, and SONO will bear fifteen percent of any subsequent corporate level tax. In the event the Distribution does not qualify under
Section 355 of the Code

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as a result of the actions of ATL or SONO, the responsible party will bear all of the subsequent corporate level tax.

4.2. ONR Contract.  The collaborative and development agreement among the United
     ------------
States Office of Naval Research, ATL, the University of Washington, and two other companies dated May, 1996 (the "ONR Agreement"), will not be transferred or otherwise assigned to SONO in connection with the Distribution. Following the Distribution, SONO will provide to ATL (at no cost to ATL) the engineering and other services required by ATL to perform its obligations under the ONR Agreement. The services shall be provided by SONO to ATL until ATL has completely performed its obligations under the ONR Agreement. During the term of the ONR Agreement, SONO shall take no action or inaction, either directly or indirectly, which would cause ATL to be in breach of or default under any term or condition in the ONR Agreement. Any payments received by ATL under the ONR Agreement in connection with the performance of its obligations under the ONR Agreement following the Distribution Date shall be transferred by ATL to SONO. ATL will not expand the scope of the ONR Agreement without the prior consent of SONO.


                              V.  INDEMNIFICATION

5.0. Indemnification by ATL.  ATL will indemnify, defend, and hold harmless
     ----------------------
SONO, its Affiliates, and each of their respective directors, officers, employees, and agents from and against any and all claims, actions, damages, liabilities, costs, and expenses (including, but not limited to, reasonable attorneys' fees and legal costs) arising out of or in connection with (a) the business or operations of ATL or its Affiliates, including the SONO Business which arose prior to the Distribution Date; (b) any claim that the information included by ATL in the Form 10 (including the Information Statement), or in any other form or document submitted to the Securities and Exchange Commission by ATL in connection with the Distribution is false or misleading, or omits to state any material fact in order to make the information not false or misleading; and, (c) any breach of this Agreement by ATL or its Affiliates.

5.1. Indemnification by SONO.  SONO will indemnify, defend, and hold harmless
     -----------------------
ATL, its Affiliates, and each of their respective directors, officers, employees, and agents from and against any and all claims, actions, damages, liabilities, costs, and expenses (including, but not limited to, reasonable attorneys' fees and legal costs) arising out of or in connection with (a) the SONO Business and its operation on or after the Distribution Date; (b) any claim that any statement or other communication made or delivered by SONO in connection with promoting or otherwise describing the transactions contemplated in this Agreement or in any Related Agreement whether made prior to or subsequent to the Distribution Date is false or misleading, or omits to state any material fact in order to make the statement or communication not false or misleading;

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and, (c) any breach of this Agreement by SONO or its Affiliates.

5.2. Insurance Proceeds.  The amount that any indemnifying party is or may be
     ------------------
required to pay to any indemnitee under this Agreement shall be reduced by any insurance proceeds and other amounts actually recovered by the indemnitee in reduction of the applicable loss. If an indemnitee receives an indemnity payment in connection with an applicable loss, and subsequently receives insurance proceeds or other amounts in respect of the applicable loss, the indemnitee will pay to the indemnifying party the amount of the insurance proceeds or other amounts actually received.

5.3. Procedure for Indemnification.  If an indemnitee receives notice of any
     -----------------------------
claim, or the commencement of a claim by a person who is not a party to this Agreement (a "Third Party Claim") with respect to which an indemnifying party may be obligated to provide indemnification under this Agreement, the indemnitee shall give the indemnifying party notice promptly upon becoming aware of the Third Party Claim. The failure to give notice shall not relieve the indemnifying party of its obligations except to the extent that the indemnifying party is prejudiced by the failure to give the notice. The notice shall describe the Third Party Claim in reasonable detail, including the amount (estimated if necessary) of the loss that has been or may be sustained by the indemnitee.

The indemnifying party shall defend or compromise the Third Party Claim at its expense and by counsel of its choice. Within thirty days following the receipt of the notice, the indemnifying party shall notify the indemnitee whether the indemnifying party will assume responsibility for defending the Third Party Claim; however, an indemnifying party may elect not to assume responsibility for defending a Third Party Claim only in the event of a good faith dispute that the claim was appropriately tendered under the indemnification provisions of this Agreement. After giving notice of its election to assume the defense of a Third Party Claim, the indemnifying party shall not be liable for any legal or other costs and expenses subsequently incurred by the indemnitee in connection with the defense.

If an indemnifying party elects to defend or compromise any Third Party Claim, the indemnitee shall cooperate with the indemnifying party in all reasonable respects in connection the defense or compromise, and shall not admit any liability with respect to the Third Party Claim, or settle, compromise, or discharge the Third Party Claim without the indemnifying party's prior written consent.

Following the payment by an indemnifying party to any indemnitee in connection with any Third Party Claim, the indemnifying party shall be subrogated to and shall stand in the place of the indemnitee with respect to any rights or claims the

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indemnitee may have in connection with the Third Party Claim, or against the person asserting the Third Party Claim.

5.4. Survival of Indemnities.  The obligations of the parties under this Article
     -----------------------
shall terminate three years after the Distribution Date, except with respect to claims for which one party has provided notice to the other prior to the end of the three year period.

                 VI.  ACCESS TO INFORMATION AND CONFIDENTIALITY

6.0. Access to Information.  From and after the Distribution Date, and subject
     ---------------------
to the provisions in this Agreement, ATL shall afford to SONO, and to its authorized representatives reasonable access and duplicating rights (with copying costs to be borne by SONO) during normal business hours to all books, records, and documents of ATL relating to the SONO Business, or relating to the SONO Employees.

After the Distribution Date, SONO shall afford to ATL, and to its authorized representatives reasonable access and duplicating rights (with copying costs to be borne by ATL) during normal business hours to all books, records, and documents of SONO relating to the SONO Business prior to the Distribution Date.


6.1. Confidentiality.  Any information disclosed by one party to the other party
     ---------------
in connection with the performance of this Agreement, and any other information designated in writing by the disclosing party as confidential (collectively, the "Confidential Information") shall be received and maintained confidential by the receiving party using the same standard of care that the receiving party uses to protect its own confidential information, but not less than reasonable care.
The Confidential Information may be used by the receiving party only to perform its obligations under this Agreement or under a Related Agreement, and shall not be disclosed to a third party without the prior written consent of the disclosing party. The disclosure of Confidential Information shall be restricted only to the minimum number of employees of each party requiring access to the Confidential Information to perform this Agreement.

The provisions of this Section shall not apply to Confidential Information which is: (a) already known to the receiving party without an obligation of confidentiality (it being understood that information of either party in the possession of the other party prior to the Effective Date shall not be covered by this exception); (b) publicly known or becomes publicly known through no unauthorized act of the receiving party; (c) rightfully received by the receiving party from a third party; (d) disclosed to a third party by the disclosing party without similar restrictions; (e) approved for disclosure by the disclosing party; or (f) required to be disclosed pursuant to a requirement of a governmental agency

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or by law as long as the receiving party provides to the disclosing party notice of the requirement prior to any disclosure.

Upon the termination of this Agreement for any reason, each party shall return to the other party all Confidential Information of the other party, and cease any further use of the Confidential Information.

                            VII.  DISPUTE RESOLUTION

7.0. Negotiation and Binding Arbitration.  Any dispute, controversy, or claim
     -----------------------------------
(collectively, a "Dispute") between the parties arising out of this Agreement or relating to the subject matter of this Agreement shall be settled using the following procedures as the sole means to resolve the Dispute.

A party seeking to resolve the Dispute shall give written notice to the other party briefly describing the nature of the Dispute. A meeting will be held between the parties within ten days after the receipt of the notice. The meeting will be attended by individuals with decision making authority regarding the Dispute.

If the parties have not resolved the Dispute to the mutual satisfaction of the parties within thirty days following the initiation of the meeting, the parties shall submit the Dispute to binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association by a sole arbitrator selected by the parties. The arbitration will be held in Bothell, Washington. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction. The cost of the arbitrator will be shared equally by the parties. At the conclusion of the arbitration, the arbitrator shall indicate a prevailing party. The prevailing party shall be entitled to recover its attorney's fees and other costs in connection with the arbitration. To the extent this Agreement limits the remedies of any party, the arbitrator shall not have the authority to grant any remedy to any party in excess of the limitations.

                              VIII.  MISCELLANEOUS

8.0. Entire Agreement.  This Agreement including the attachments and the
     ----------------
agreements and other documents referred to in this Agreement constitutes the full, complete, and entire understanding and agreement by and between the parties with respect to the subject matter in this Agreement, and supersedes all previous negotiations, commitments, and writings with respect to the subject matter of this Agreement.

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8.1. Expenses.  Except as otherwise set forth in this Agreement or a Related
     --------
Agreement, ATL shall be responsible for the expenses of the transactions contemplated in this Agreement which arose prior to the Distribution Date. Except as otherwise provided in this Agreement or a Related Agreement, each of the parties shall be responsible for its own expenses in connection with the transactions contemplated in this Agreement which arise after the Distribution Date.

8.2. Governing Law.  This Agreement shall be governed by, construed, and
     -------------
enforced in accordance with the laws of the State of Washington.

8.3. Notices.  All notices, requests, demands, and other communications under
     -------
this Agreement shall be in writing, and shall be deemed to have been duly given
(a) on the date of service if served personally on the party to whom notice is given; (b) on the day of transmission if sent by facsimile transmission to the facsimile number given below; (c) on the business day after delivery to an overnight courier service, or the express mail service maintained by the United States Postal Service; or (d) on the third day after mailing if mailed to the party to whom notice is to be given, by registered or certified mail, postage prepaid, properly addressed, and return-receipt requested to the party as follows:

If to ATL:

     Advanced Technology Laboratories
     22100 Bothell-Everett Highway
     Bothell, Washington 98041-3003
          Attn:  Chief Executive Officer
               Facsimile No. (425) 487-____

     with copy to:

     Advanced Technology Laboratories
     22100 Bothell-Everett Highway
     Bothell, Washington 98041-3003
          Attn:  Vice President, General Counsel
               Facsimile No. (425) 487-8135

If to SONO:

     SonoSight, Inc.
     North Creek Parkway
     Bothell, Washington 98011
          Attn:  President
               Facsimile No. (425) ___-____

Any party may change its address or facsimile number by giving the other party notice of the new information in the manner set forth above.

8.4. Modification of Agreement.  No modification, amendment, or waiver of any
     -------------------------
provision of this Agreement shall be effective unless the same shall be in writing and signed by each of the parties. The modification, amendment, or waiver shall be effective only in the specific instance and for the purpose for which it is given.

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8.5. Termination.  This Agreement may be terminated and the Distribution
     -----------
abandoned at any time prior to the Distribution Date by and at the sole discretion of ATL without the approval of SONO. In the event of the termination, neither party shall have any liability of any kind to the other party.

8.6. Successors and Assigns.  This Agreement shall be binding upon and inure to
     ----------------------
the benefit of the parties and their respective successors and permitted assigns. This Agreement, and any of the rights, interests, or obligations under this Agreement shall not be assigned by either party without the prior written consent of the other party which consent shall not be withheld unreasonably.

8.7. No Third Party Beneficiaries.  This Agreement is solely for the benefit of
     ----------------------------
the parties, and is not intended to confer any rights or remedies upon any other person.

8.8. Titles and Headings.  The Section and Article headings in this Agreement
     -------------------
are inserted for convenience of reference only, and are not intended to constitute a part of or to affect the meaning or interpretation of this Agreement.

8.9. Attachments.  The attachments to this Agreement shall be construed with and
     -----------
as an integral part of this Agreement to the same extent as if they had been set forth in full in this Agreement.

8.10.  Severability.  In case any one or more of the provisions contained in
       ------------
this Agreement should be invalid, illegal, or unenforceable, the enforceability of the remaining provisions shall not in any way be affected or impaired. It is the intention of the parties that they would have executed the remaining terms, provisions, covenants, and restrictions without including any invalid, void, or unenforceable provisions. In the event that any term, provision, covenant, or restriction is held to be invalid, void, or unenforceable, the parties agree to use their best efforts to find and employ an alternate means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant, or restriction.

8.11.  No Waiver.  The failure by either party at any time to enforce any of the
       ---------
terms or conditions of this Agreement shall not constitute or be construed as a waiver of the terms and conditions. Each party expressly reserves the right to enforce the terms and conditions of this Agreement at any time.

8.12.  Survival.  All covenants and agreements of the parties contained in this
       --------
Agreement will survive the Distribution Date.

8.13.  Counterparts.  This Agreement may be executed in one or more counterparts
       ------------
each of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party.

8.14.  Force Majeure.  No party shall be liable to the other party for any
       -------------
failure to perform any obligation under this Agreement where such failure is due to causes beyond the reasonable control of the party. Such causes include, but are not limited to acts of war, government export controls, other governmental acts, industrial dispute, lock-out, accident, fire, explosion, transport delays, acts of a third party, or loss or damage to any equipment. Each party shall use its best efforts to comply with its respective obligations under this Agreement despite the intervention or occurrence of any such cause, and to resume compliance with those obligations as soon as any such cause ceases to affect the performance of its obligations under this Agreement.

8.15.  No Hire Covenant.  During the twelve month period following the
       ----------------
Distribution Date, ATL shall not offer employment to any then current employee of SONO, or any person who was an employee of SONO within a six month period immediately prior to ATL's proposed offer of employment without the prior written consent of SONO or the following Committee. In order to provide a mechanism to establish the consent contemplated by the provisions of the previous sentence, the parties shall establish a three person committee to review instances where ATL desires to employ either current or past employees of SONO during the twelve month period following the Distribution Date. The committee shall consist of the Chief Executive Officer of ATL, the Vice President of Human Resources of SONO (or such other SONO officer as SONO may designate), and the Chief Executive Officer of SONO. Consent shall be deemed given or withheld in accordance with the majority vote of the committee members.


During the twelve month period following the Distribution Date, SONO shall not offer employment to any then current employee of ATL, or any person who was an employee of ATL within a six month period immediately prior to SONO's proposed offer of employment without the prior written consent of ATL or the following committee. In order to provide a mechanism to establish the consent contemplated by the provisions of previous sentence, the parties shall establish a three person committee to review instances where SONO desires to employ either then current or past employees of ATL within the twelve month period following the Distribution Date. The committee shall consist of the Chief Executive Officer of ATL, the Vice President of Human Resources of ATL, and the Chief Executive Officer of SONO. Consent shall be deemed given or withheld in accordance with the majority vote of the committee members.

ATL Ultrasound, Inc.           SonoSight, Inc.

By: _________________________  By: _____________________________

Title: ______________________  Title: __________________________

Date: _______________________  Date: ___________________________

                                  ATTACHMENT A


                           Form of Service Agreement

                             (see following pages)

                                  ATTACHMENT B


                   Technology Transfer and License Agreement

                             (see following pages)

                                  ATTACHMENT C


                          Employee Benefits Agreement

                             (see following pages)

                                  ATTACHMENT D


                              OEM Supply Agreement

                             (see following pages)